Exhibit 2.1

PURCHASE AND SUBSCRIPTION AGREEMENT

Dated December 1, 2025

TABLE OF CONTENTS

ARTICLE I. PURCHASE AND SALE		1

1.1.	Agreement to Purchase and Sell	1
1.2.	Further Assurances	1

ARTICLE II. PURCHASE PRICE; LOCK-UP PERIODS		2

2.1.	Purchase Price	2
2.2.	Transfer Restrictions	3

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF KARUS		3

3.1.	Organization	3
3.2.	Authorization	4
3.3.	No Conflict; Required Filings and Consents	4

ARTICLE IV.		5

4.1.	Karus Securities	5
4.2.	Subsidiaries	5
4.3.	Absence of Restrictions and Conflicts	6
4.4.	Title to Assets; Related Matters	6
4.5.	Information Technology	6
4.6.	Financial Statements	7
4.7.	Legal Proceedings	8
4.8.	Compliance with Law	8
4.9.	Karus Contracts	9
4.10.	Taxes	9
4.11.	Employment Matters	10
4.12.	Gifts and Benefits	10
4.13.	Export Control Laws	10
4.14.	Insurance	10
4.15.	Transactions with Affiliates	11
4.16.	Licenses.	11
4.17.	Brokers, Finders and Investment Bankers	11
4.18.	Data Room; Information Supplied	12
4.19.	No Indebtedness	12
4.20.	Approval of Agreement	12
4.21.	Percentage Ownership of Karus	12
4.22.	Additional Representations, Acknowledgements and Warranties of Karus Regarding the ETHZilla Shares	12
4.23.	No Untrue Representation or Warranty	14

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF ETHZILLA		15

5.1.	Organization	15
5.2.	Authorization	15
5.3.	Absence of Restrictions and Conflicts	15
5.4.	Independent Investigation	16
5.5.	Investment Representations	16
5.6.	Brokers, Finders and Investment Bankers	17
5.7.	Litigation	17
5.8.	No Integrated Offering	17
5.9.	Approval of Agreement	17
5.10.	No Other Representations or Warranties	17
5.11.	No Untrue Representation or Warranty	17

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ARTICLE VI. JOINT REPRESENTATIONS AND CONFIRMATIONS		17

6.1.	Joint Representations of the Parties	17

ARTICLE VII. CLOSING		18

7.1.	Closing.	18
7.2.	Karus Closing Deliveries	18
7.3.	ETHZilla Closing Deliveries	19
7.4.	ETHZilla Post-Closing Deliveries	19
7.5.	Karus Post-Closing Deliveries	20

ARTICLE VIII. POST-CLOSING OBLIGATIONS; WAIVER OF BUSINESS OPPORTUNITIES		20

8.1.	Compliance With Lock-Up Periods	20
8.2.	Tokenization of Auto Loan Assets and Exclusive Listing Rights	20
8.3.	Business Opportunities Waiver	21

ARTICLE IX. POSITIVE COVENANTS OF KARUS		22

9.1.	Board Representation	22
9.2.	Quarterly Budget Meetings	23
9.3.	Financial Reporting	23
9.4.	Use of Platform	23
9.5.	Commercial Reasonableness	23

ARTICLE X. NEGATIVE COVENANTS OF KARUS		24

10.1.	Budget Compliance	24
10.2.	No New Business Lines	24
10.3.	Capital Expenditures	24
10.4.	Compensation Adjustments	24
10.5.	Indebtedness	24
10.6.	Sale or Disposition of Karus	24
10.7.	Public Listing or Reverse Merger	24
10.8.	Issuance or Amendment of Preferred Stock; Karus Common Stock or Common Stock Equivalents	24
10.9.	Amendment of Articles of Incorporation or Bylaws	24

ARTICLE XI. REGISTRATION RIGHTS		25

11.1.	Requirement to File Registration Statement	25
11.2.	Form of Registration Statement	25
11.3.	Grace Periods	25
11.4.	Registration Procedures	26
11.5.	Registration Expenses	26
11.6.	Cooperation by the Selling Stockholders	27
11.7.	Compliance	27
11.8.	Discontinued Disposition	27
11.9.	Liquidated Damages	27
11.10.	Rule 415; Cutback	28

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ARTICLE XII. INDEMNIFICATION		28

12.1.	Indemnification Obligations of Karus	28
12.2.	Indemnification Obligations of ETHZilla	29
12.3.	Calculation of Indemnification Obligations	30
12.4.	Indemnification Procedure	31
12.5.	Claims Period	33
12.6.	Liability Limits	33
12.7.	Exclusive Remedy	34

ARTICLE XIII. CONSTRUCTION; DEFINITIONS		35

13.1.	Definitions	35

ARTICLE XIV. MISCELLANEOUS PROVISIONS		44

14.1.	Notices	44
14.2.	Schedules and Exhibits	45
14.3.	Assignment; Successors in Interest	45
14.4.	Captions	45
14.5.	Publicity	45
14.6.	Governing Law; Consent to Jurisdiction; Waiver of Trial By Jury; Etc	46
14.7.	Severability	47
14.8.	Amendment	47
14.9.	Enforcement of Certain Rights	47
14.10.	Specific Performance; Injunctive Relief	47
14.11.	Waivers	47
14.12.	Integration	48
14.13.	Cooperation Following the Closing	48
14.14.	Transaction Costs	48
14.15.	Construction	48
14.16.	No Presumption from Drafting	49
14.17.	Review and Construction of Documents	49
14.18.	Electronic Signatures	49

LIST OF EXHIBITS

Exhibit A	Form of Share Registration Form

Exhibit B	Form of Certificate of Accredited Investor Status

iii

PURCHASE AND SUBSCRIPTION AGREEMENT

THIS PURCHASE AND SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of December 1, 2025, is made and entered into by and between ETHZilla Corporation, a Delaware corporation (the “ETHZilla”), and Karus, Inc., a Delaware corporation (“Karus”). ETHZilla and Karus are sometimes individually referred to herein as a “Party” and together as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Karus will sell to ETHZilla, and ETHZilla will purchase from Karus, shares of Karus Series A Preferred Stock convertible pursuant to their terms into 16% of the Fully-Diluted Capitalization of Karus (such shares being sold hereunder, the “Karus Securities”) in consideration for cash and stock of ETHZilla as set forth in greater detail below (the “Purchase and Subscription”);

WHEREAS, the Board of Directors of ETHZilla and Karus have approved the terms of this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Purchase and Subscription as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound hereby, each Party hereby agrees:

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE XIII.

ARTICLE I.
PURCHASE AND SALE

1.1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, at the Closing, Karus will sell, transfer and deliver to ETHZilla, and ETHZilla will purchase and acquire from Karus, all of the Karus Securities, free and clear of all Liens.

1.2. Further Assurances. Each Party shall on the Closing Date and from time to time thereafter, at the other Party’s reasonable request and without further consideration, execute and deliver to the other Party such instruments of transfer, conveyance and assignment as shall be reasonably requested to transfer, convey and assign the Karus Securities to ETHZilla and otherwise to effect the transactions contemplated by this Agreement and the terms and conditions herein.

ETHZilla and Karus

Purchase and Subscription Agreement

ARTICLE II.
PURCHASE PRICE; LOCK-UP PERIODS

2.1. Purchase Price.

2.1.1 The aggregate consideration paid for the Karus Securities by ETHZilla at Closing shall be Eight Million Dollars ($8,000,000) (the “Purchase Price”), consisting of (a) $3,000,000 in cash (the “Closing Cash”) and (b) $5,000,000 by way of the issuance of 453,721 shares of common stock, $0.0001 par value per share (the “ETHZilla Common Stock”), of ETHZilla (the “ETHZilla Shares”). The ETHZilla Shares shall be divided into two equal tranches and subject to the transfer restrictions set forth below (each a “Lock-Up Period”):

(i) Unrestricted Shares. 226,861 of the ETHZilla Shares shall not be subject to any Lock-Up Period and shall be freely transferable as of the Closing Date; provided, that such shares shall remain subject to all applicable restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws (collectively, the “Securities Laws”).

(ii) Three-Month Restricted Shares. 226,860 of the ETHZilla Shares shall be subject to a restriction on transfer beginning on the Closing Date and expiring on the date that is three (3) months after the Closing Date (the “Three-Month Restricted Shares”); provided, that such shares shall remain subject to all Securities Laws.

The Three-Month Restricted Shares are referred to as the “Restricted ETHZilla Shares.” Upon the expiration of the applicable Lock-Up Period, the corresponding Restricted ETHZilla Shares shall automatically become unrestricted and freely transferable without further action by ETHZilla or Karus; subject to all Securities Laws.

Nothing herein shall be construed as a requirement for ETHZilla or its transfer agent to remove the legend on the ETHZilla Shares as discussed Section 4.22.13, absent a legal opinion from counsel of Karus, in customary form, reasonably acceptable to ETHZilla, in compliance with Rule 144 or another exemption from registration under the Securities Act, except pursuant to the registration requirements, discussed in ARTICLE XI, below.

ETHZilla and Karus

Purchase and Subscription Agreement

2.2. Transfer Restrictions.

2.2.1 Restrictions During Lock-Up Periods. During the applicable Lock-Up Period (discussed above), and without the prior written consent of ETHZilla, Karus agrees that it shall not, directly or indirectly, sell, assign, transfer, pledge, contract to sell, grant any option or right to purchase, or otherwise dispose of or encumber any Restricted ETHZilla Shares, or enter into any transaction, arrangement, or device that is designed to, or could reasonably be expected to, result in the transfer or diminution of the economic incidents of ownership of such Restricted ETHZilla Shares, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales with respect to any security of ETHZilla (each, a “Transfer”).

In furtherance of these restrictions, ETHZilla may (i) place appropriate stop orders on all Restricted ETHZilla Shares, and (ii) instruct its transfer agent to reflect such restrictions on the books and records of ETHZilla and to decline to process any attempted Transfer not permitted under this Agreement.

2.2.2 For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 under Regulation SHO under the Securities Exchange Act of 1934, as amended, and any direct or indirect pledges, forward sale contracts, options, puts, calls, swaps, or similar arrangements (including total-return swaps) and any sales or other transactions executed through non-U.S. broker-dealers or foreign regulated brokers.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF KARUS

Karus represents and warrants the following to ETHZilla as of the date hereof (which shall be automatically re-confirmed as of the Closing Date) (unless as of a specific date, in which case they shall be accurate as of such date):

3.1. Organization. Karus is a corporation, duly formed, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Karus is duly qualified or registered as a foreign corporation, to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so qualified could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement; or (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company (any of (i) or (ii), a “Material Adverse Effect”). Schedule 3.1 contains a correct and complete list of the jurisdictions in which Karus is qualified or registered to do business as a foreign corporation. Karus has made available to ETHZilla true, complete and correct copies of the Governing Documents of Karus as in effect on the date hereof.

ETHZilla and Karus

Purchase and Subscription Agreement

3.2. Authorization. Karus has all necessary power and authority to execute and deliver this Agreement and Karus Ancillary Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Karus Ancillary Documents by Karus, the performance by Karus of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary action on the part of Karus. This Agreement and Karus Ancillary Documents have been duly executed and delivered by Karus and constitute the valid and binding agreements of Karus, enforceable against Karus in accordance with their respective terms, subject to applicable bankruptcy insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

3.3. No Conflict; Required Filings and Consents. ARTICLE IV.

(a) (i) The execution and delivery of this Agreement by Karus will not, and the performance of this Agreement by Karus will not, conflict with or violate any of (A) Karus’ Certificate of Incorporation, as amended and restated, or Bylaws or (B) any similar organizational documents of any Karus Subsidiary, (ii) conflict with or violate any Law applicable to Karus or any Karus Subsidiary or by which any property or asset of Karus or any Karus Subsidiary is bound or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by Karus or any Karus Subsidiary under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any lien on the properties or assets of Karus or any Karus Subsidiary pursuant to, any contract to which Karus or any Karus Subsidiary is a party or by which Karus or any Karus Subsidiary or their respective properties, rights or assets is bound, except, with respect to each of the foregoing clauses (i)(B), (ii) and (iii), for any such conflict, violation, breach, default, or other occurrence that would not have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Karus does not, and the performance of this Agreement by Karus and the consummation by Karus of the transactions contemplated herein will not, require any consent, approval, authorization from any party or shareholder of Karus, except for those which have been obtained prior to Karus’ entry into this Agreement.

ETHZilla and Karus

Purchase and Subscription Agreement

4.1. Karus Securities.

4.1.1 Schedule 4.1.1 accurately and completely sets forth the capital structure of Karus including the number of, percentage ownership of, and holders of, all securities and equity interests which are authorized and which are issued and outstanding. All of the issued and outstanding equity interests of Karus (a) are duly authorized, validly issued, fully paid and nonassessable and (b) are held of record by the Persons and in the amounts set forth on Schedule 4.1.1. Except as set forth on Schedule 4.1.1, no equity interests of Karus are reserved for issuance or are held as treasury securities, and (i) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, pre-emptive rights, subscriptions, Claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the equity interests of Karus; (ii) there are no outstanding contracts or other agreements of Karus, or any other Person to purchase, redeem or otherwise acquire any outstanding equity interests of Karus, or securities or obligations of any kind convertible into equity interests of Karus; (iii) there are no dividends which have accrued or been declared but are unpaid on the equity interests of Karus; (iv) there are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to Karus; (v) there are no voting agreements, stockholder agreements or other agreements relating to the management of Karus; and (vi) there are no outstanding agreements or understandings restricting the transfer or sale of Karus Securities, or which prohibit ETHZilla from acquiring Karus Securities pursuant to this Agreement.

4.1.2 Karus has no outstanding bonds, debentures, notes or other obligations which provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with Karus on any matter.

4.2. Subsidiaries. Karus does not own directly or indirectly, any capital stock or other equities, securities or interests in, or any note or other contractual right exercisable or exchangeable for, or convertible into, any other corporation or in any limited liability company, partnership, joint venture or other entity, except as set forth on Schedule 4.2. Each of Karus’ Subsidiaries is an entity, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Karus’ Subsidiaries is duly qualified or registered as a foreign entity, to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so qualified or so registered could not have or reasonably be expected to result in a Material Adverse Effect.

ETHZilla and Karus

Purchase and Subscription Agreement

4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance by Karus of this Agreement and the consummation of the transactions contemplated hereby and thereby: (a) will not create in any party the right to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement and (b) do not or will not (as the case may be) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (i) any term or provision of the Governing Documents of Karus or its Subsidiaries, (ii) any Karus Contract (defined below) or any other contract, agreement, permit, franchise, License or other instrument applicable to Karus or its Subsidiaries, (iii) any judgment, decree or order of any court or Governmental Entity or agency to which Karus is a party or by which Karus or any of their respective properties are bound, or (iv) any Law or arbitration award applicable to Karus, except in the cases of sub-clauses (ii), (iii) and (iv) of clause (b) where the violation, conflict, breach, default, loss of benefit, acceleration or failure to give notice could not have or reasonably be expected to result in a Material Adverse Effect or will not have a Karus Material Loss. No consent, approval, order, non-action or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Karus in connection with the execution, delivery or performance of this Agreement or Karus Ancillary Documents, or the consummation of the transactions contemplated hereby or thereby (other than those required under applicable securities laws).

4.4. Title to Assets; Related Matters.

4.4.1 Karus and its Subsidiaries have good and valid title, a valid leasehold interest in, or a valid License for, all of the property and assets owned, leased, Licensed, operated or used by Karus and such Subsidiaries, free and clear of all Liens, except Permitted Liens.

4.4.2 All material equipment and other items of tangible personal property and assets owned, leased, Licensed, operated or used by Karus and its Subsidiaries, (i) are in good operating condition and in a state of good maintenance and repair in accordance with normal industry practice, ordinary wear and tear excepted, (ii) were acquired and are usable in the Ordinary Course, and (iii) conform to all applicable Laws applicable thereto. Karus has no Knowledge of any material defect or problem with any of such equipment, tangible personal property or assets other than ordinary wear and tear. Except for leased items that are subject to personal property leases, no Person other than Karus and such Subsidiaries owns any equipment or other tangible personal property or assets situated on the premises of Karus and such Subsidiaries.

4.5. Information Technology. Except as could not have or reasonably be expected to result in a Material Adverse Effect:

4.5.1 Karus and its Subsidiaries have taken commercially reasonable precautions to preserve and document Karus’ and such Subsidiaries’ material proprietary products, technology and trade secrets and to protect the secrecy, confidentiality and value of its material proprietary products, technology and trade secrets.

ETHZilla and Karus

Purchase and Subscription Agreement

4.5.2 On the date hereof, Karus and such Subsidiaries own or hold valid leases and/or licenses to Karus Systems which are used by or necessary for Karus and such Subsidiaries to conduct their businesses as currently conducted. To the Knowledge of Karus, upon the consummation of the transactions contemplated hereunder, Karus and such Subsidiaries shall have the right to use and access Karus Systems as required to carry on its respective businesses as currently conducted.

4.5.3 In the 12 months preceding the date hereof, to the Knowledge of Karus, no IT Contract Supplier has been in material default of any IT Contract with respect to the provision of information and communications technology services to Karus or such Subsidiaries.

4.5.4 Karus and such Subsidiaries maintain, and each IT Contract Supplier who manages Karus Systems maintains, appropriate disaster recovery plans and security procedures with respect to the services being provided by any such IT Contract Supplier to Karus and such Subsidiaries.

4.5.5 Since January 1, 2025, there have been no material interruptions, data losses or similar incidents attributable to Karus Systems owned or used by Karus or its Subsidiaries. Karus Systems owned or used by Karus and such Subsidiaries have the capacity and performance necessary to meet in all material respects the requirements of its respective businesses as currently conducted, with respect to its usage of Karus Systems.

4.5.6 As used herein, “Karus Systems” means the material computer and data processing systems, material maintenance service agreements, and material information and material communications technologies used in the businesses of Karus and its Subsidiaries.

4.5.7 As used herein, “IT Contract” means any material contract for the provision of information and communications technology (including hardware, software, databases) services and maintenance services to Karus and its Subsidiaries.

4.5.8 “IT Contract Supplier” means any material third party supplier that is contractually obliged to provide information and communications technology services (including services with respect to hardware, software and databases) and maintenance services to Karus and its Subsidiaries under any IT Contract.

4.6. Financial Statements.

4.6.1 There are no material liabilities or obligations of Karus and its Subsidiaries that are not set forth in Karus’s unaudited financial statements in the ordinary course of business, other than those that are set forth on Schedule 4.6.

ETHZilla and Karus

Purchase and Subscription Agreement

4.6.2 Karus maintains a system of accounting controls that is designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets in all material respects; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.7. Legal Proceedings.

4.7.1 Except as set forth on Schedule 4.7.1, no suit, action, Claim, arbitration, Proceeding or investigation is pending or, to the Knowledge of Karus, threatened against, relating to or involving Karus or its Subsidiaries, or their respective business or its respective real or personal property before any Governmental Entity or arbitrator that is reasonably expected to result in a Material Adverse Effect (a “Legal Proceeding”).

4.7.2 No actions, suits, Claims, investigations or other legal Proceedings are pending or, to Karus’ knowledge, threatened against or by Karus or its Subsidiaries, that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

4.8. Compliance with Law.

4.8.1 (i) Karus and its Subsidiaries are, and since Karus’ formation have been, in material compliance with all applicable Laws; (ii)  Karus and such Subsidiaries have not been charged with, nor received any written notice that they are under investigation with respect to, and, to the Knowledge of Karus, neither Karus, nor any of its Subsidiaries, are now under investigation with respect to, any violation of any applicable Law or other requirement of a Governmental Entity; and (iii) neither Karus  nor any of its Subsidiaries are a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity or arbitrator;

4.8.2 Karus, its Subsidiaries and their agents are in material compliance with all applicable U.S. and foreign Laws and regulations:

ETHZilla and Karus

Purchase and Subscription Agreement

4.9. Karus Contracts.  Each Karus Contract is legal, valid, binding and enforceable in accordance with its respective terms. No material default or breach of Karus or any of its Subsidiaries exists under any Karus Contract and, to the Knowledge of Karus, no such default exists with respect to any third party to any Karus Contract. Karus and its Subsidiaries are not participating in any discussions or negotiations regarding modification of or amendment to any Karus Contract or entry into any new material contract applicable to Karus or such Subsidiaries or the real or personal property of Karus or its Subsidiaries, except in the Ordinary Course. Each Karus Contract that requires the consent of or notice to the other party thereto in order to avoid any material breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby (collectively, the “Required Consents”) has been obtained by Karus as of the Closing Date, and as such, no breach, default or violation of any such contract, agreement or other instrument requiring consent or notice in connection with this Agreement or the transactions contemplated herein, has or will occur in connection with the Parties’ entry into this Agreement or the consumption of the transactions contemplated herein.

4.10. Taxes.

4.10.1 Tax Returns and Payment of Taxes. All Tax Returns of Karus and its Subsidiaries required to have been filed through the date hereof in accordance with applicable Law have been duly filed and are correct and complete in all material respects. All Taxes, deposits of Taxes or other payments relating to Taxes due and owing by Karus (whether or not shown on any Tax Return), have been paid in full. No extensions of time are in effect with respect to the dates on which any Tax Returns of Karus were or are due to be filed. No written Claim has been made since the formation of Karus or its Subsidiaries by a Governmental Entity in a jurisdiction where Karus or its Subsidiaries do not file Tax Returns that Karus or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Karus and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Karus and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances obligate it to make any payments that will not be deductible under Section 280G of the Code. Karus has delivered to ETHZilla correct and complete copies of all federal, state, local and foreign income Tax Returns (together with any agents’ reports) relating to its operations for taxable periods ended on or after December 31, 2023.

4.10.2 Tax Audits and Other Proceedings. No Claim for any Tax deficiency has been asserted or assessed in writing against Karus or its Subsidiaries, which has not been paid or resolved. No Liens for Taxes (other than Taxes not yet due and payable or being contested in good faith by appropriate proceedings) upon any of the assets of Karus or its Subsidiaries exist. To the Knowledge of Karus, no Claims, audits, or investigations are pending or threatened against Karus, or against Karus or its Subsidiaries for any Tax. No outstanding waivers or agreements by or on behalf of Karus or its Subsidiaries for the extension of time for the assessment of any Taxes or deficiency thereof exist. No requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by Karus or its Subsidiaries, or any other matters relating to Taxes pending between Karus or its Subsidiaries and any Governmental Entity exist.

ETHZilla and Karus

Purchase and Subscription Agreement

4.11. Employment Matters.

4.11.1 Karus and its Subsidiaries are not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its Employees. Since December 31, 2024 there has not been, nor to Karus’ Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Karus or its Subsidiaries.

4.11.2 Karus and its Subsidiaries are in compliance with all applicable Laws pertaining to employment and employment practice. No actions, suits, Claims, investigations or other legal Proceedings against Karus are pending, or to the Knowledge of Karus, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former employee of Karus or its Subsidiaries, including, any Claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

4.12. Gifts and Benefits. No Employee, consultant or agent of Karus or its Subsidiaries has knowingly directly or indirectly, given, to any customer, supplier, governmental employee or any actual or purported agent of any of the foregoing who is or may be in a position to help or hinder Karus or its Subsidiaries (or assist Karus or its Subsidiaries in connection with any actual or proposed transaction): (a) any illegal gift or benefit, or (b) any gift or similar benefit which if not continued or repeated in the future, would have a Material Adverse Effect on the relationship of Karus or its Subsidiaries with such Person.

4.13. Export Control Laws. Karus and its Subsidiaries have conducted its export transactions in compliance with applicable provisions of all applicable Laws relating to export controls and regulations.

4.14. Insurance. Karus and its Subsidiaries maintain adequate policies of insurance covering the business of Karus and such Subsidiaries (collectively, the “Insurance Contracts”). Such Insurance Contracts are valid and binding in accordance with their terms and are in full force and effect. All premiums due thereunder and payable have been paid and, as of the date of this Agreement, no written notice of cancellation or termination has been received by Karus or its Subsidiaries with respect to any Insurance Contracts. All such policies are valid, binding, outstanding and enforceable policies. There is no pending or to the knowledge of Karus, threatened claims relating to any Insurance Contracts. No notice of cancellation or termination has been received by Karus or its Affiliates with respect to any such policy, and, to the Knowledge of Karus, no act or omission has occurred which could reasonably be expected to result in cancellation of any such policy prior to its scheduled expiration date. Karus and its Subsidiaries have not been refused any insurance with respect to any material aspect of its operations nor has its coverage been materially limited by any insurance carrier to which it has applied for insurance. Neither Karus, nor any Affiliate of Karus, has received any notice from any insurance carrier issuing any such policy that insurance rates therefore will hereafter be materially increased or that there will hereafter be a cancellation or a material increase in a deductible or a nonrenewal of any such policy. Such policies of insurance are sufficient in all material respects for compliance by Karus with all applicable requirements of Law and with the applicable requirements of all contracts to which they are a party.

ETHZilla and Karus

Purchase and Subscription Agreement

4.15. Transactions with Affiliates. Except as set forth on Schedule 4.15, none of Karus, its Subsidiaries, its Affiliates, any officer or director of Karus, any Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, any entity in which any such officer, director or Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by all such officers, directors and Persons in the aggregate), any Affiliate of any of the foregoing and any current or former Affiliate of Karus or its Subsidiaries has any material interest in: (a) any contract, arrangement or understanding with, or relating to, Karus and its Subsidiaries or the properties or assets of Karus and its Subsidiaries; (b) any loan, arrangement, understanding, agreement or contract for or relating to Karus and its Subsidiaries or the properties or assets of Karus and its Subsidiaries; or (c) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by Karus and its Subsidiaries. No material part of the property or assets of any of the equity owners of Karus and its Subsidiaries or any direct or indirect subsidiary or affiliate of any of such Person is used by Karus or its Subsidiaries.

4.16. Licenses. Schedule 4.16 is a correct and complete list of all Licenses held by Karus and its Subsidiaries. Karus and its Subsidiaries own or possess all Licenses that are necessary to enable it to carry on their operations as presently conducted, except as could not have or reasonably be expected to result in a Material Adverse Effect. All such Licenses are valid, binding and in full force and effect. Except as set forth on Schedule 4.16, the execution, delivery and performance hereof and the consummation of the transactions contemplated hereby shall not adversely affect any such License, or require consent from, or notice to, any Governmental Entity. Karus and its Subsidiaries have taken all necessary action to maintain each License. No loss or expiration of any License is threatened, pending, or reasonably foreseeable (other than expiration upon the end of any term).

4.17. Brokers, Finders and Investment Bankers. Neither Karus, nor its Subsidiaries, nor any officer, member, director or employee of Karus nor any Affiliate of Karus, has employed any broker, finder or investment banker or incurred any Liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby.

ETHZilla and Karus

Purchase and Subscription Agreement

4.18. Data Room; Information Supplied. All copies of and originals of all information, documents, financial statements, agreements and materials provided by Karus (including its Representatives, legal counsels and accountants) to ETHZilla (the “Provided Materials”), or its Affiliates or Representatives as part of the due diligence process leading up to the Parties entry into this Agreement were (a) accurate and complete in all material respects when provided  and remain materially accurate as of the Closing Date; and (b) did not contain any untrue statement of a material fact, or omit to include any material fact necessary to make the materials provided not misleading. Karus acknowledges that ETHZilla (and its Affiliates) are relying on the accuracy and completeness of such Provided Materials in connection with its decision to enter into this Agreement and to consummate the transactions contemplated herein.

4.19. No Indebtedness. As of the date hereof (a) no obligations exist with respect to any material Indebtedness of Karus, except as set forth on Schedule 4.6; and (b) no material liabilities, Indebtedness, agreements or other obligations are owed between Karus, on the one hand, and Karus and its Affiliates, on the other hand, except as set forth on Schedule 4.19.

4.20. Approval of Agreement. The Directors of Karus shall have authorized the execution and delivery of this Agreement and approved this Agreement and the transactions contemplated hereby.

4.21. Percentage Ownership of Karus. At Closing, the shares of Karus Stock (as defined below) sold to ETHZilla, along with the Separately Purchased Securities, will represent 20% of Karus’ Fully-Diluted Capitalization.

4.22. Additional Representations, Acknowledgements and Warranties of Karus Regarding the ETHZilla Shares. Karus represents, acknowledges and warrants the following to ETHZilla:

4.22.1 Karus recognizes that the ETHZilla Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the ETHZilla Shares is registered under the Securities Act or unless an exemption from registration is available. Karus may not sell the ETHZilla Shares without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

4.22.2 Karus is acquiring the ETHZilla Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of ETHZilla Shares. Karus agrees to set forth its record address and EIN on the Share Registration Form, a form of which is attached hereto as Exhibit A (the “Share Registration Forms”);

ETHZilla and Karus

Purchase and Subscription Agreement

4.22.3 Karus acknowledges that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, and has completed a Certificate of Accredited Investor Status, in the form attached hereto as Exhibit B (the “Karus Certification”);

4.22.4 Karus is aware of, has received and had an opportunity to review (A)  (i) ETHZilla’s Annual Report on Form 10-K for the year ended December 31, 2024; and (ii) ETHZilla’s Quarterly Reports on Form 10-Q and current reports on Form 8-K from January 1, 2025, to the date of Karus’ entry into this Agreement (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “ETHZilla Corp” in the “Name, ticker symbol, or CIK” field, and clicking the “Submit” button), in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of ETHZilla; (B) has, a reasonable time prior to the date of this Agreement, been given an opportunity to review material contracts and documents of ETHZilla and has had an opportunity to ask questions of and receive answers from ETHZilla’s officers and directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of ETHZilla or any other person, nor any written representation or assurance from ETHZilla; in connection with Karus’ acceptance of the Securities and investment decision in connection therewith. Karus acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

4.22.5 Karus has such knowledge and experience in financial and business matters such that Karus is capable of evaluating the merits and risks of an investment in ETHZilla Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in ETHZilla Shares;

4.22.6 Karus acknowledges that it is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including the ETHZilla Shares, and further acknowledges that ETHZilla is entering into this Agreement with Karus in reliance on this acknowledgment and with Karus’ understanding, acknowledgment and agreement that ETHZilla is privy to material non-public information regarding ETHZilla (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Karus, when making investment disposition decisions, including the decision to enter into this Agreement, and Karus’ decision to enter into this Agreement is being made with full recognition and acknowledgment that ETHZilla is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Karus. Karus hereby waives any claim, or potential claim, it has or may have against ETHZilla relating to ETHZilla’s possession of Non-Public Information. Karus has specifically requested that ETHZilla not provide it with any Non-Public Information. Karus understands and acknowledges that ETHZilla would not enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to ETHZilla in entering into this Agreement;

ETHZilla and Karus

Purchase and Subscription Agreement

4.22.7 Karus has had an opportunity to ask questions of and receive satisfactory answers from ETHZilla, or any person or persons acting on behalf of ETHZilla, concerning the terms and conditions of this Agreement and ETHZilla, and all such questions have been answered to the full satisfaction of Karus;

4.22.8 Karus recognizes that an investment in ETHZilla is a speculative venture. The ownership of ETHZilla Shares as an investment involves special risks;

4.22.9 Karus realizes that ETHZilla Shares cannot readily be sold as they will be restricted securities and therefore the ETHZilla Shares must not be accepted unless Karus has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and Karus can provide for current needs and possible personal contingencies;

4.22.10 Karus confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold ETHZilla Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment;

4.22.11 Karus has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in ETHZilla Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that ETHZilla Shares are a suitable investment for itself;

4.22.12 Karus has not become aware of and has not been offered ETHZilla Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Karus’ Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

4.22.13 Karus confirms and acknowledges that ETHZilla Shares will bear the following restrictive legend (or a similar legend):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

4.23. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to ETHZilla by Karus pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ETHZilla and Karus

Purchase and Subscription Agreement

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF ETHZILLA

ETHZilla hereby represents and warrants to Karus as follows as of the date hereof (which shall be automatically re-confirmed as of the Closing Date):

5.1. Organization. ETHZilla is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

5.2. Authorization. ETHZilla has all necessary corporate power and authority to execute and deliver this Agreement and ETHZilla Ancillary Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and ETHZilla Ancillary Documents by ETHZilla, the performance by ETHZilla of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of ETHZilla. This Agreement has been and, as of the Closing Date, ETHZilla Ancillary Documents shall be, duly executed and delivered by ETHZilla and do or shall, as the case may be, constitute the valid and binding agreements of ETHZilla, enforceable against ETHZilla in accordance with their respective terms, subject to applicable bankruptcy insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

5.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and ETHZilla Ancillary Documents and the consummation of the transactions contemplated hereby and thereby do not or will not (as the case may be), violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under, or create in any part the right to terminate, modify or cancel (a) any term or provision of the organizational documents of ETHZilla, (b) any contract to which ETHZilla is a party, (c) any judgment, decree or order of any Governmental Entity to which ETHZilla is a party or by which ETHZilla or any of its properties is bound, or (d) any Law or arbitration award applicable to ETHZilla, except in the cases of clauses (b), (c) and (d) where the violation, conflict, breach, default, loss of benefit or acceleration will not, either individually or in the aggregate, materially delay or impair the ability of ETHZilla to consummate the transactions contemplated hereby, or by ETHZilla Ancillary Documents.

ETHZilla and Karus

Purchase and Subscription Agreement

5.4. Independent Investigation. ETHZilla has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of Karus, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Karus for such purpose. ETHZilla acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, ETHZilla has relied solely upon its own investigation and the express representations and warranties of Karus set forth in this Agreement, including ARTICLE III and the Provided Materials; and (b) none of Karus or its Subsidiaries or any other Person has made any representation or warranty as to Karus, or its Subsidiaries or this Agreement, except as expressly set forth in this Agreement, including ARTICLE III (including the related portions of the Schedules).

5.5. Investment Representations. ETHZilla is acquiring the Karus Securities for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act. ETHZilla is an “accredited investor” as such term is defined under Rule 501 of the Securities Act. ETHZilla has such knowledge and experience in financial and business matters such that ETHZilla is capable of evaluating the merits and risks of an investment in the Karus Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Karus Securities. ETHZilla understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Karus Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

ETHZilla and Karus

Purchase and Subscription Agreement

5.6. Brokers, Finders and Investment Bankers. Neither ETHZilla, nor an officer, director or employee of ETHZilla nor any Affiliate of ETHZilla, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby.

5.7. Litigation. There are no Litigation or Claims pending or, to the knowledge of ETHZilla, threatened against ETHZilla or any of its Subsidiaries, except for those that would not be reasonably likely to have, either individually or in the aggregate, a material adverse effect on ETHZilla, its Subsidiaries or their operations.

5.8. No Integrated Offering. (i) Neither ETHZilla nor any Affiliates of ETHZilla, nor any Person acting on behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the ETHZilla Shares issuable pursuant to this Agreement under the Securities Act or caused this offering of such shares of ETHZilla Shares to be integrated with prior offerings by ETHZilla for purposes of the Securities Act or any applicable stockholder approval requirements of any authority.

5.9. Approval of Agreement. The Directors of ETHZilla have authorized the execution and delivery of this Agreement by ETHZilla and the transactions contemplated hereby.

5.10. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE V or in any ETHZilla Ancillary Documents to which it is a party, neither ETHZilla nor any other Person makes any other express or implied representation or warranty on behalf of ETHZilla, or any of its Affiliates or Representatives to Karus.

5.11. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Karus by ETHZilla pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI.
JOINT REPRESENTATIONS AND CONFIRMATIONS

6.1. Joint Representations of the Parties. Karus represents the following to ETHZilla and ETHZilla represents the following to Karus:

6.1.1 Injunction. No effective injunction, writ or preliminary restraining order or any order of any nature is issued and outstanding by a Governmental Entity of competent jurisdiction to the effect that the Purchase and Subscription may not be consummated as provided herein, no Proceeding or lawsuit is commenced and ongoing by any Governmental Entity or third party for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice is received and outstanding from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby.

ETHZilla and Karus

Purchase and Subscription Agreement

6.1.2 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Entities required in connection with the execution, delivery or performance hereof are obtained or made.

ARTICLE VII.
CLOSING

7.1. Closing. The Parties have executed this Agreement as of the date and year set forth in the introductory paragraph of this Agreement above and the “Closing” shall be deemed to have occurred and taken place at 8:00 a.m. on such date (the “Closing Date”).

7.2. Karus Closing Deliveries. At or prior to the Closing, Karus has delivered to ETHZilla the following:

7.2.1 a resolutions of the Board of Directors of Karus approving: (a) Karus’ entry into this Agreement, (b) the issuance of the Karus Securities and the fact that such Karus Securities and the Karus common stock issuable upon conversion thereof will be fully-paid and non-assessable upon issuance; and (c) explicitly referencing the Business Opportunities Waiver in Section 8.3 and stating that the Board of Karus, pursuant to its authority under Delaware General Corporation Law Section 122(17), has “determined” that the renounced opportunities shall not be considered corporate opportunities.

7.2.2 resolutions of the holders of preferred stock of Karus, approving among other things, the terms of the Rights Agreement and Restated Certificate;

7.2.3 a waiver of the holders of the Series Seed-3 stock of Karus, with respect to their rights under the Prior Financing Agreement;

7.2.4 a file stamped copy of the Restated Certificate, with such terms, provisions and preferences as are approved by the Parties prior to the filing thereof with the Secretary of State of Delaware;

7.2.5 an executed copy of the Rights Agreement;

7.2.6 a Share Registration Form and Karus Certification;

7.2.7 a certificate issued by the appropriate Governmental Entity evidencing the status of Karus, as of a date not more than five (5) calendar days prior to the Closing Date, in the jurisdiction of their incorporation, formation or organization, and as of a date not more than five (5) calendar days prior to the Closing Date, or such longer period as is reasonably practicable under the circumstances, in each other jurisdiction in which Karus is qualified to conduct business as foreign entities;

ETHZilla and Karus

Purchase and Subscription Agreement

7.2.8 a certificate executed by the Chief Executive Officer or Chief Financial Officer of Karus certifying to the accuracy of the representations and warranties set forth in ARTICLE III hereof;

7.2.9 a certificate executed by the Secretary of Karus certifying to the Certificate of Incorporation and amendments thereto of Karus, the Bylaws of Karus in effect as of the date thereof, the Board minutes of the Board of Karus approving this Agreement and the terms hereof, and the incumbency of the signatories to this Agreement;

7.2.10 the Karus Disclosure Schedules;

7.2.11 copies of the Stock Purchase Agreements executed by each of the Separate Sellers; and

7.2.12 all other documents required to be entered into by Karus pursuant hereto or reasonably requested by ETHZilla to convey Karus Securities to ETHZilla or to otherwise consummate the transactions contemplated hereby.

7.3. ETHZilla Closing Deliveries. At or prior to the Closing, ETHZilla has delivered to Karus the following:

7.3.1 The Closing Cash;

7.3.2 minutes of the Directors of ETHZilla approving the issuance of ETHZilla Shares and approving the Purchase and Subscription;

7.3.3 a certificate executed by the Chief Executive Officer or Chief Financial Officer of ETHZilla certifying to the accuracy of the representations and warranties set forth in ARTICLE V hereof; and

7.3.4 all other documents required to be entered into by ETHZilla pursuant hereto or reasonably requested by Karus to otherwise consummate the transactions contemplated hereby.

7.4. ETHZilla Post-Closing Deliveries. Within five (5) Business Days of the Closing, ETHZilla shall deliver to Karus:

7.4.1 Confirmation of the book-entry statements evidencing the ETHZilla Shares; and

ETHZilla and Karus

Purchase and Subscription Agreement

7.4.2 an executed blockchain infrastructure plan identifying the Company and its Affiliates as the exclusive platform providers for the Tokenization and securitization of the Auto Loan Assets.

7.5. Karus Post-Closing Deliveries. Within five (5) Business Days of the Closing, Karus shall deliver to ETHZilla confirmation of the book-entry statements evidencing the Karus Securities.

ARTICLE VIII.
POST-CLOSING OBLIGATIONS; WAIVER OF BUSINESS OPPORTUNITIES

8.1. Compliance With Lock-Up Periods.(a) Karus shall comply with all applicable Lock-Up Periods as discussed in Section 2.1, above.

8.2. Tokenization of Auto Loan Assets and Exclusive Listing Rights. Following the Closing:

8.2.1 Karus shall use its commercially reasonable efforts to Tokenize the Auto Loan Assets, with the Platform serving as the sole and exclusive blockchain infrastructure and trading platform for any such Tokenization. In furtherance thereof, Karus shall not, and shall ensure that none of its Affiliates or agents shall, directly or indirectly, (a) Tokenize any Auto Loan Assets to directly compete with the business of ETHZilla, (b) offer, facilitate, or permit the listing of any Tokenized Auto Loan Assets outside the ordinary course of business, or (c) engage in any related activities, including deployment of smart contracts, on any platform other than the Platform.

8.2.2 All blockchain architecture, data indexing, and token issuance smart contracts created by or in cooperation with ETHZilla shall be deployed on an ETHZilla approved Ethereum Layer 2 network.

8.2.3 [Intentionally omitted.]

8.2.4 In the event of a breach of this Section 4, ETHZilla shall be entitled to all remedies available at law or in equity, including injunctive relief, specific performance, and recovery of any damages arising from such breach.

8.2.5 For the purposes of this Section 8.2: “Auto Loan Assets” means (i) any and all contracts, rights to receive payment, and other assets associated with any auto loans that are originated or listed by Karus or on the Karus platform, and (ii) any securities linked to or derived from the foregoing, including any securitizations on a specifically designed Ethereum Layer 2 blockchain; “Platform” means the liquidity.io platform or Satschel platform designated in writing by ETHZilla; and “Tokenize” or “Tokenization” means the creation of a unique digital token, issued on Ethereum Layer 2 protocols, representing the Auto Loan Assets.

ETHZilla and Karus

Purchase and Subscription Agreement

8.3. Business Opportunities Waiver. Karus, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law: (a) acknowledges and affirms that ETHZilla and the ETHZilla Board Representative (defined below), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct or indirect investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by Karus and its Subsidiaries (and related businesses) that may, are or will be competitive or overlap with, or are complementary to, Karus’ or any of its Subsidiaries’ businesses or that could be suitable for Karus’ or any of its subsidiaries’ interests, (ii) do business with clients, customers, vendors or lessors of any of Karus or its Affiliates or any other Person with which any of Karus or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments, and (v) may or will, as a result of or arising from the matters referenced in this Section 8.3, or the nature of the ETHZilla’s businesses and other factors, have conflicts of interest or potential conflicts of interest; (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)); and (c) acknowledges and affirms that ETHZilla and the ETHZilla Board Representative, shall not have any obligation to communicate or offer any Renounced Business Opportunity to Karus or any of its Subsidiaries, and ETHZilla and the ETHZilla Board Representative, may pursue a Renounced Business Opportunity. Karus agrees that in the event that ETHZilla or any of its officers, directors, employees, partners and agents and/or any ETHZilla Board Representative acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (A) ETHZilla or the ETHZilla Board Representative and (B) Karus or its Subsidiaries, neither the ETHZilla, the ETHZilla Board Representative, nor any director, officer, employee, partner or agent of ETHZilla or the ETHZilla Board Representative, shall have any duty to offer or communicate information regarding such corporate opportunity to Karus or its Subsidiaries unless such opportunity was learned, discovered or sourced solely in the course of (x) such Person acting in such Person’s capacity as a director of Karus or (y) such Person’s receipt of confidential information of Karus. The provisions of this Section 8.3 shall be defined herein as the “Business Opportunities Waiver”. The provisions of this Section 8.3 shall survive the Closing and continue to bind Karus in perpetuity.

ETHZilla and Karus

Purchase and Subscription Agreement

ARTICLE IX.
POSITIVE COVENANTS OF KARUS

From and after the Closing, and until the Covenant Termination Date (or such earlier or later date as set forth below, including for the sake of clarity, Section 9.1, which shall modify the Covenant Termination Date as set forth therein for all purposes), Karus covenants and agrees as follows:

9.1. Board Representation.

9.1.1 Karus shall cause one (1) representative designated by ETHZilla (the “ETHZilla Board Representative”) to be appointed to the Board of Directors of Karus (the “Board”) promptly following the Closing by the action of the Board and without a shareholder vote. Karus shall take all necessary corporate and contractual actions to ensure such appointment remains in effect until the date that ETHZilla and its Affiliates do not beneficially own (as calculated in accordance with Rule 13d-3 of the Exchange Act) at least half of their purchased equity interests in Karus (such date, the “Board Appointment Termination Date”). The ETHZilla Board Representative shall have the same rights, privileges (including indemnification), expense reimbursement and compensation, and obligations as any other director of Karus, subject to applicable law. Upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of the ETHZilla Board Representative, ETHZilla shall have the right to designate a replacement for such ETHZilla Board Representative. The Board shall use its commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person, using all reasonable best efforts to have such person elected as director of Karus by the Board and thereafter by soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board, as the case may be. ETHZilla shall have the right to remove any ETHZilla Board Representative with written notice to Karus and/or to replace any ETHZilla Board Representative, with or without cause. Following the Closing and until the Board Appointment Termination Date, the Board of Karus shall nominate the ETHZilla Board Representative to the Board of Karus for approval by Karus’ stockholders at each annual meeting of stockholders and recommend that the stockholders of Karus appoint the ETHZilla Board Representative as a member of the Board. Karus shall use its reasonable best efforts to have the Board Representative elected as a director of Karus by the stockholders of Karus, and Karus shall solicit proxies for the Board Representative to the same extent as it does for any of its other Karus nominees to the Board of Directors.

9.1.2 Karus shall notify the ETHZilla Board Representative at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such person is a member. The Company and the Board shall provide such ETHZilla Board Representative with copies of all notices, minutes, consents and other material that it provides to all other members of the Board and all other members of each committee of the Board of which such person is a member concurrently as such materials are provided to the other members of the Board or such committee.

ETHZilla and Karus

Purchase and Subscription Agreement

9.1.3 The ETHZilla Board Representative shall be entitled to the same directors’ and officers’ insurance coverage as the other directors and the same indemnification and exculpation rights from Karus as such other directors, in each case. If Karus enters into indemnification agreements with its directors generally, Karus will enter into an indemnification agreement with the ETHZilla Board Representative in substantially the same form as the other directors.

9.2. Quarterly Budget Meetings. Karus shall convene quarterly meetings of the Board to approve a quarterly budget for Karus (the “Quarterly Budget”) and to review Karus’ financial performance. The ETHZilla Board Representative shall be entitled to participate fully in such meetings. No increase to Karus’ budgeted spending assumptions prior to total offset from revenue shall be effective without the consent of the Karus Board.

9.3. Financial Reporting. Karus shall deliver to the ETHZilla Board Representative:

(a) unaudited quarterly financial statements (including balance sheet, income statement, and cash flow statement), a written analysis of any variances from the Quarterly Budget, and a management commentary report within thirty (30) days following the end of each fiscal quarter; and

(b) audited annual financial statements prepared in accordance with GAAP within ninety (90) days following the end of each fiscal year.

9.4. Use of Platform. All blockchain infrastructure, digital asset issuance, and Tokenization related to the operations of Karus and its Affiliates shall be conducted exclusively using the Platform. No modification to the blockchain infrastructure, Tokenization framework, or Ethereum Layer 2 network design relating to the Auto Loan Assets shall occur without the prior written consent of ETHZilla. ETHZilla shall maintain governance and issuance rights over digital tokens relating to the Auto Loan Assets for treasury management, yield distribution, or collateralization purposes.

9.5. Commercial Reasonableness. Karus shall use commercially reasonable efforts to comply with the covenants set forth in this ARTICLE IX, above; provided, however, that Karus shall not be required to take any action that would reasonably be expected to materially impair its ordinary business operations or result in a violation of applicable law. Notwithstanding anything to the contrary in this Agreement, the covenants in this ARTICLE IX, above, are not intended to prevent Karus from carrying on its business in the ordinary course or from acting in good faith to address exigent circumstances.

ETHZilla and Karus

Purchase and Subscription Agreement

ARTICLE X.
NEGATIVE COVENANTS OF KARUS

Without the prior written approval of ETHZilla, until the Covenant Termination Date, Karus shall not, and shall cause its subsidiaries not to:

10.1. Budget Compliance. Expend funds in excess of the approved Quarterly Budget; provided, however, that (i) budget overruns of up to 7.5% of any individual budgeted line item, or up to $50,000 in the aggregate in any fiscal quarter, shall not require prior consent, and (ii) consent to any overages requested by Karus shall not be unreasonably withheld, conditioned, or delayed.

10.2. No New Business Lines. Enter into or pursue any new business lines, markets, or material product or service offerings not contemplated by a business plan or budget previously approved by ETHZilla.

10.3. Capital Expenditures. Make or commit to make any capital expenditures (“CAPEX”) in excess of $100,000 (individually or in the aggregate in any fiscal quarter).

10.4. Compensation Adjustments. Increase the base salary, cash bonuses, option grants, or other incentive compensation of any C-level executive officer of Karus (which C-level executive positions shall be determined by title and/or role).

10.5. Indebtedness. Incur, assume, guarantee, or otherwise become liable for any Indebtedness of over $100,000, except for (i)  other trade payables in the ordinary course of business consistent with past practice, and (ii) purchase money obligations or equipment leases not exceeding $50,000 in the aggregate outstanding at any time, except pursuant to the procedures set forth in Section 10.8, below.

10.6. Sale or Disposition of Karus. Approve or consummate any merger, consolidation, sale or license of all or substantially all of Karus’ assets, sale of a controlling equity interest, or similar transaction without the prior approval of the Board.

10.7. Public Listing or Reverse Merger. Approve or consummate any public listing, initial public offering, direct listing, or reverse merger involving Karus without the prior approval of the Board.

10.8. Issuance or Amendment of Preferred Stock; Karus Common Stock or Common Stock Equivalents. Authorize or issue, or amend any of the terms of any outstanding: (a)  preferred stock; (b) Karus Common Stock; or (c) Common Stock Equivalents, without the prior approval of the Board.

10.9. Amendment of Articles of Incorporation or Bylaws. Authorize, approve or affect, any amendment of any term of Karus’ Articles of Incorporation, as amended as of the Closing Date, or Bylaws, as amended as of the Closing Date, without the prior approval of the Board.

ETHZilla and Karus

Purchase and Subscription Agreement

ARTICLE XI.
REGISTRATION RIGHTS

11.1. Requirement to File Registration Statement. ETHZilla shall use its reasonable best efforts to prepare and file a Registration Statement with the Securities and Exchange Commission (“SEC”) covering the resale of all Registrable Securities held by each of the Selling Stockholders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (the “Registration Statement”) on or before the Filing Deadline (defined below). ETHZilla shall use best reasonable efforts to cause a Registration Statement filed pursuant to Section 11.1 to be declared effective as soon as reasonably practicable thereafter, but no later than the Effectiveness Deadline (as defined below).

11.2. Form of Registration Statement. Any Registration Statement filed with the SEC pursuant to Section 11.1 shall be on Form S-3 or, if Form S-3 is not then available to ETHZilla, on Form S-1, which Form S-1 shall be converted to a Form S-3 at such time as ETHZilla becomes so eligible, or such other form or forms of registration statement as are then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a Prospectus in such form as to permit the Selling Stockholders to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the Effective Date for such Registration Statement. Requirement to Keep Effective. During the Effectiveness Period, ETHZilla shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to Section 11.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available for the resale of the Registrable Securities without interruption until all Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, ETHZilla shall notify the Selling Stockholders of the effectiveness of such Registration Statement.

11.3. Grace Periods.

11.3.1 Notwithstanding anything to the contrary herein, ETHZilla shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the SEC, suspend the use of, a Registration Statement (including the Prospectus included therein) after the Filing Deadline and the Effectiveness Deadline if, in the reasonable and good faith judgment of the ETHZilla Board of Directors (the “ETHZilla Board”), (i) such registration, offering or use would reasonably be expected to materially affect in an adverse manner, or materially interfere with any bona fide material financing of ETHZilla or any material transaction under consideration by ETHZilla or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect ETHZilla in an adverse manner; (ii) ETHZilla is in possession of material non-public information, the disclosure of which would not be, in the reasonable and good faith opinion of the ETHZilla Board, in the best interests of ETHZilla; (iii) ETHZilla must amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; or (iv) such registration or continued registration would render ETHZilla unable to comply with the requirements of the Securities Act or Exchange Act (the period of a postponement or suspension as described in clause (i) and/or a delay described in clause (ii), (iii) or this clause (iv), a “Grace Period”).

ETHZilla and Karus

Purchase and Subscription Agreement

11.3.2 ETHZilla shall promptly, and no later than three calendar days following the occurrence of an event giving rise to the Grace Period, (i) notify the Selling Stockholders in writing of the existence of the Grace Period (provided that ETHZilla shall not disclose the content of such material non-public information to the Selling Stockholders, without the express consent of such Selling Stockholders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period began or will begin, and (ii) notify the Selling Stockholders promptly, and no later than three calendar days following the conclusion of an event giving rise to the Grace Period, in writing of the date on which the Grace Period ends.

11.3.3 The duration of any one Grace Period shall not exceed 30 days and there shall not be more than two (2) Grace Periods in any 365-day period. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Selling Stockholders receive the notice referred to in clause (i) of Section 11.3.2 and shall end on and include the later of the date the Selling Stockholders receive the notice referred to in clause (ii) of Section 11.3.2 and the date referred to in such notice.

11.4. Registration Procedures. At least three Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, ETHZilla will notify each of the Selling Stockholders of the information ETHZilla requires from the Selling Stockholders, including any Selling Stockholder Questionnaire, which shall be completed and delivered to ETHZilla promptly upon request and, in any event, within one Business Days prior to the applicable anticipated filing date. The Selling Stockholders acknowledge and agree that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 11.4 will be used by ETHZilla in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

11.5. Registration Expenses. ETHZilla shall pay all reasonable Registration Expenses. The Selling Stockholders shall pay their Selling Expenses in connection with any sale of its Registrable Securities.

ETHZilla and Karus

Purchase and Subscription Agreement

11.6. Cooperation by the Selling Stockholders. The Selling Stockholders agree, if requested in writing, to represent to ETHZilla the total number of shares of ETHZilla Common Stock beneficially owned by such Selling Stockholders, if the Selling Stockholders are an entity, the person or persons with voting and dispositive control over such Selling Stockholder, and such other information as may be reasonably requested by ETHZilla or its counsel, in order for ETHZilla to make required disclosures in the Registration Statement.

11.7. Compliance. The Selling Stockholders covenant and agree that they will comply with the Prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

11.8. Discontinued Disposition. By its acquisition of Registrable Securities, the Selling Stockholders agree that, upon receipt of a notice from ETHZilla of the occurrence of a Grace Period or any event of the kind described in Section 11.3.1 or the discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus; the Selling Stockholders will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by ETHZilla that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.

11.9. Liquidated Damages. If (i) the Registration Statement required to be filed pursuant to Section 11.1, has not been filed by the 30th calendar day following the Closing, or if such date is not a Business Day, the next Business Day thereafter (the “Filing Deadline”), (ii) the Registration Statement has not been declared effective by the earlier of (a) the 120th calendar day following the initial filing date of the Registration Statement if the SEC notifies ETHZilla that it will “review” the Initial Registration Statement and (b) the fifth Business Day after the date ETHZilla is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”), or (iii) after any Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or ETHZilla’s failure to update such Registration Statement), or, if the Registration Statement is on Form S-1, for a period of 30 days following the date on which ETHZilla files a post-effective amendment to incorporate ETHZilla’s Annual Report on Form 10-K (a “Maintenance Failure”), then, except as discussed in Section 11.10, ETHZilla will make pro rata payments to each Selling Stockholder then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 0.5% of the aggregate amount of the aggregate value of such Registrable Securities, for each 30-day period or pro rata for any portion thereof during which the failure continues (the “Blackout Period”). The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than five Business Days after each such 30 day period following the commencement of the Blackout Period (except as set forth above as to Grace Periods) until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 0.5% per month on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full. Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Section 11.9 exceed, in the aggregate, $250,000. Notwithstanding anything in this Section 11.9 to the contrary, during any periods that ETHZilla is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Selling Stockholder fails to furnish information required to be provided pursuant to this ARTICLE XI within three Business Days of ETHZilla’s request, any liquidated damages that would otherwise accrue as to such Selling Stockholder shall be tolled until such information is delivered to ETHZilla.

ETHZilla and Karus

Purchase and Subscription Agreement

11.10. Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, ETHZilla shall be obligated to use best efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Selling Stockholder to be named as an “underwriter,” ETHZilla shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Selling Stockholders is an “underwriter.” In the event that, despite ETHZilla’s best efforts the SEC refuses to alter its position, ETHZilla shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure ETHZilla’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that ETHZilla shall not name any Selling Stockholder as an “underwriter” in such Registration Statement without the prior written consent of such Selling Stockholder (provided that, in the event a Selling Stockholder withholds such consent, ETHZilla shall have no obligation hereunder to include any Registrable Securities of such Selling Stockholder in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Selling Stockholder to be named as an “underwriter” in such Registration Statement or such Selling Stockholder otherwise consents in writing to being so named). Any cut-back imposed on the Selling Stockholders pursuant to this Section 11.10 shall be allocated among the Selling Stockholders on a pro rata basis and shall be applied first to any of the Registrable Securities of such Selling Stockholder as such Selling Stockholder shall designate, unless the SEC Restrictions otherwise require or provide or the Selling Stockholders otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as ETHZilla is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 11.10 (including ETHZilla’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions and repurchase obligations relating thereto) shall again be applicable to such Cut Back Shares.

ARTICLE XII.
INDEMNIFICATION

12.1. Indemnification Obligations of Karus. Karus shall indemnify, defend and hold harmless ETHZilla Indemnified Parties from, against, and in respect of, any and all Claims, liabilities, obligations, damages, losses, costs, expenses, charges, assessments, interest, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:

12.1.1 any material breach or inaccuracy of any representation or warranty made by Karus in this Agreement or Karus Ancillary Documents;

ETHZilla and Karus

Purchase and Subscription Agreement

12.1.2 any material breach of any covenant, agreement or undertaking made by Karus in this Agreement or Karus Ancillary Documents;

12.1.3 any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Selling Stockholders furnished in writing to ETHZilla by such Selling Stockholders expressly for use therein; or (b) to the extent, but only to the extent, that such information relates to such Selling Stockholders or such Selling Stockholders’ proposed method of distribution of Registrable Securities and was provided by such Selling Stockholders expressly for use therein.

The Claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of ETHZilla Indemnified Parties described in this Section 12.1 as to which ETHZilla Indemnified Parties are entitled to indemnification are collectively referred to as “ETHZilla Losses.”

12.2. Indemnification Obligations of ETHZilla. ETHZilla shall indemnify and hold harmless the Karus Indemnified Parties from, against and in respect of any and all Claims, liabilities, obligations, losses, damages, costs, expenses, charges, assessments, interest, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:

12.2.1 any material breach or inaccuracy of any representation or warranty made by ETHZilla in this Agreement or in any ETHZilla Ancillary Document;

ETHZilla and Karus

Purchase and Subscription Agreement

12.2.2 (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus thereto or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Selling Stockholders furnished in writing to ETHZilla by such Selling Stockholders expressly for use therein, or to the extent that such information relates to such Selling Stockholders or such Selling Stockholder’s proposed method of distribution of Registrable Securities and was provided by such Selling Stockholders expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 11.3.1, related to the use by the Selling Stockholders of an outdated or defective Prospectus after ETHZilla has notified such Selling Stockholders in writing that the Prospectus is outdated or defective; and

12.2.3 any breach of any covenant, agreement or undertaking made by ETHZilla in this Agreement or in any ETHZilla Ancillary Document.

The Claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of Karus Indemnified Parties described in this Section 12.2 as to which Karus Indemnified Parties are entitled to indemnification are collectively referred to as “Karus Losses.”

12.3. Calculation of Indemnification Obligations.12.3.1 For purposes of determining (x) whether there has been a breach or inaccuracy of a representation and warranty; and (y) the amount of any Karus Losses or ETHZilla Losses, (i) each representation and warranty in this Agreement shall be deemed made without any qualifications or limitations as to materiality and (ii) without limiting the foregoing, the words “material,” “Material Adverse Effect,” and words of similar import shall be deemed deleted from any such representation and warranty.

ETHZilla and Karus

Purchase and Subscription Agreement

12.4. Indemnification Procedure.12.4.1

12.4.2 Promptly following receipt by an Indemnified Party of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any audit, investigation, action or Proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any ETHZilla Loss or Karus Loss (as the case may be), such Indemnified Party shall notify ETHZilla or Karus, as the case may be (the “Indemnifying Party”), promptly following the Indemnified Party’s receipt of such complaint or notice of the commencement of such audit, investigation, action or Proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such Claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in harm to the Indemnifying Party. The Indemnifying Party may, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any ETHZilla Losses or Karus Losses (as the case may be) resulting from such audit, investigation, action or Proceeding, assume the defense of such audit, investigation, action or Proceeding, to the extent such audit, investigation, action or Proceeding involves solely monetary damages, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel; provided, however, that an Indemnifying Party will not be entitled to assume the defense of any audit, investigation, action or Proceeding if (i) such Claim may result in criminal liability of, or equitable remedies against, the Indemnified Party; or (ii) the Indemnified Party reasonably believes that the interests of the Indemnifying Party and the Indemnified Party with respect to such Claim are in conflict with one another, and as a result, the Indemnifying Party may not adequately represent the interests of the Indemnified Party in such Claim. If, however, the Indemnifying Party declines or fails to assume, or is not permitted to assume, the defense of the audit, investigation, action or Proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, or if the Indemnifying Party is not entitled to assume the defense of the audit, investigation, action or Proceeding in accordance with the preceding sentence, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or Proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel for the Indemnified Party as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or Proceeding. If the Indemnifying Party fails to diligently prosecute the defense of any audit, investigation, action or Proceeding, the Indemnified Party may pay, compromise, and defend such audit, investigation, action or Proceeding and seek indemnification for any and all Claims, liabilities, losses, damages, costs, expenses, penalties, fines, judgments and fees based upon, arising from or relating to such audit, investigation, action or Proceeding. In any audit, investigation, action or Proceeding for which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, may participate in such matter and retain its own counsel at such Party’s own expense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

ETHZilla and Karus

Purchase and Subscription Agreement

12.4.3 No Indemnified Party may settle or compromise any audit, investigation, action or Proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume, or is not permitted to assume, and maintain the defense of such Claim pursuant to Section 12.4.1 or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, managers, employees and Affiliates from all liability arising out of such Claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its officers, directors, managers, employees and Affiliates from all liability arising out of such Claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

12.4.4 If an Indemnified Party Claims a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such Claim to the Indemnifying Party. Such notice shall specify the basis for such Claim. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this ARTICLE XII or the amount thereof, the Claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this ARTICLE XII, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Claim (or any portion of the Claim) is estimated, on such later date when the amount of such Claim (or such portion of such Claim) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such Claim as provided above, as promptly as possible, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such Claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such Claim, the Indemnifying Party shall pay to the Indemnified Party in immediately available funds in an amount equal to such Claim as determined hereunder.

12.4.5 If ETHZilla believes that Karus has breached any covenant of this Agreement, ETHZilla shall provide written notice to Karus specifying the nature of the breach in reasonable detail. Karus shall have fifteen (15) days after receipt of such notice to cure the breach to ETHZilla’s reasonable satisfaction before ETHZilla may exercise any contractual remedies, unless the breach is incapable of cure; provided, however, that no such notice or opportunity to cure shall be required in the event of an Emergency or where ETHZilla’s good faith determination, based on objective circumstances, it is determined that the giving of such notice or the delay in taking action could materially adversely affect ETHZilla’s rights, interests, or remedies under this Agreement or otherwise cause material harm. “Emergency” means circumstances involving: (i) imminent threat to health or safety; (ii) material risk of criminal liability; (iii) violation of court order or regulatory deadline; or (iv) breach threatening immediate and irreparable harm to ETHZilla’s investment in Satschel or rights under this Agreement.

ETHZilla and Karus

Purchase and Subscription Agreement

12.5. Claims Period. The Claims Period hereunder for shall begin on the date hereof and terminate twenty-four (24) months after the Closing Date, except for claims for fraud and except for claims pursuant to Sections 12.1.3 or 12.2.2 hereof, which Claims Period shall be indefinite, provided that, the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date shall survive for the period provided in such covenants and agreements, if any, or until fully performed. Notwithstanding the foregoing, if, before the close of business on the last day of the applicable Claims Period, the Indemnifying Party is properly notified of a Claim for indemnity hereunder and such Claim is not finally resolved or disposed of at such date, such Claim shall continue to survive and shall remain a basis for indemnity hereunder until such Claim is finally resolved or disposed of in accordance with the terms hereof.

12.6. Liability Limits. Notwithstanding anything to the contrary set forth herein, no ETHZilla Indemnified Party shall be indemnified by Karus under this ARTICLE XII for any ETHZilla Losses and no Karus Indemnified Party shall be indemnified by ETHZilla under this ARTICLE XII for any Karus Losses with respect to any Claim unless such Claim involves ETHZilla Losses or Karus Losses, as applicable, in excess of $100,000 (the “Deductible”), after which Karus or ETHZilla, as applicable, shall be obligated for such aggregate ETHZilla Losses or Karus Losses, as applicable, from the first dollar.

12.6.1 The total aggregate amount of the liability of Karus for ETHZilla Losses pursuant to Section 12.1.1, Section 12.1.2 and Section Error! Reference source not found. and of ETHZilla pursuant to Section 12.2.1 and Section 12.2.3, shall be limited to $1,000,000 (the “Cap”).

12.6.2 Neither the Deductible nor the Cap shall apply to any ETHZilla Losses or Karus Losses (i) which are not expressly subject to the Cap; or (ii) in respect of any fraud Claim.

12.6.3 Payments by an Indemnifying Party pursuant to Section 12.1 or Section 12.2 in respect of any ETHZilla Loss or Karus Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party (or Karus) in respect of any such Claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses before seeking indemnification under this Agreement.

12.6.4 In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, exemplary, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple (except to the extent such types of damages constitute losses to a third party as a result of any Claim).

ETHZilla and Karus

Purchase and Subscription Agreement

12.6.5 The amount of any indemnity obligation of any Indemnifying Party to the Indemnified Parties provided in this Agreement shall be computed net of any insurance proceeds actually received by an Indemnified Party (net of any deductible amounts, increases in premiums and costs and expenses incurred with respect to such insurance Claims) in connection with or as a result of any Claim giving rise to an indemnification Claim hereunder. If the indemnity amount is paid to the Indemnified Parties by any Indemnifying Party prior to the Indemnified Party’s actual receipt of insurance proceeds related thereto, the Indemnified Party shall, if permissible by the terms of the applicable policy, assign its right to such insurance and allow the Indemnifying Party to pursue collection of such insurance proceeds or, if such payment has been made by any of the Indemnifying Parties, and an Indemnified Party subsequently receives such insurance proceeds, then the Indemnified Party shall promptly pay to or at the direction of the Indemnifying Party the amount of such insurance proceeds subsequently received (net of all related costs, expenses and other losses), but not more, in the aggregate, than the indemnity amount paid by the Indemnifying Party. Notwithstanding the foregoing, no Indemnified Party shall be required to (i) pursue such insurance prior to seeking indemnification under this ARTICLE XII or (ii) commence litigation to recover proceeds under such insurance policies if it is unreasonable do so.

12.6.6 No Indemnified Party shall be entitled to indemnification hereunder for any loss in respect of any Claim to the extent that (i) such loss would not have arisen but for the enactment of any legislation not in effect on the Closing Date or any change of any Law or administrative practice of any Governmental Entity after the Closing Date or any change in any generally accepted accounting principles after the Closing Date, including in each case any legislation or change which takes effect retrospectively, (ii) such loss has arisen as a result of any act or omission by the party seeking indemnification on or after the Closing Date (including without limitation resulting from any change in accounting principles, practices or methodologies) and to the extent of any loss arising from any breach by the party seeking indemnification of its obligations under this Agreement (provided such party’s breach is a principal cause or principal contributing factor to such party’s Losses related thereto), and (iii) such loss is offset by a corresponding gain accruing after the Closing Date, directly or indirectly, to the benefit of the party seeking indemnification, as a direct result of the act, matter, omission or circumstance giving rise to such loss.

12.7. Exclusive Remedy. The Parties agree that, excluding (a) any Claim for injunctive or other equitable relief or (b) any Claim related to fraud by any of Karus or ETHZilla in connection with the transactions related to this Agreement, and any Right of Set Off applicable to ETHZilla, the indemnification provisions of this ARTICLE XII are intended to provide the sole and exclusive remedy as to all Claims either Karus, on the one hand, or ETHZilla, on the other hand, may incur arising under, from, out of or relating to this Agreement. Neither Party nor any other Person will have any other entitlement, remedy or recourse, whether in contract or tort, by law or equity. All such other entitlements, remedies and recourse are expressly waived and released by the Parties, to the fullest extent permitted by law. Except as otherwise set out in the first sentence in this Section 12.7, the Parties agree that neither Party shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement.

ETHZilla and Karus

Purchase and Subscription Agreement

ARTICLE XIII.
CONSTRUCTION; DEFINITIONS

13.1. Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

13.1.1 “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

13.1.2 “Auto Loan Assets” has the meaning given to such term in Section 8.2.5.

13.1.3 “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by Law to be closed in Palm Beach, Florida or San Francisco, California.

13.1.4 “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

13.1.5 “Claims Period” means the period during which a claim for indemnification may be asserted hereunder by an Indemnified Party.

13.1.6 “Closing Date” means the date on which the Closing occurs.

13.1.7 “Closing” means the consummation of the transactions contemplated by this Agreement at the date and time set forth in Section 7.1 of this Agreement.

13.1.8 “Code” means the United States Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

13.1.9 “Common Stock Equivalents” means any capital stock or other security of Karus or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of Karus (including, without limitation, Karus Common Stock) or any of its subsidiaries.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.10 “Confidential Information” means any data or information of Karus (including trade secrets) that is used in or valuable to the operation of Karus’ business and is not generally available to the public or competitors.

13.1.11 “Contract” means a contract, agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument, whether oral or written to which any of Karus or its Subsidiaries, in each case, is a party or by which any of them is bound.

13.1.12 “Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

13.1.13 “Covenant Termination Date” means the Board Appointment Termination Date.

13.1.14 “Directors” means the (i) Board of Directors of a corporation; (ii) the Managers of a limited liability company, if manager managed and the Members of a limited liability company, if member managed; or (iii) the General Partner of a partnership, as applicable, or in each case similar management personnel of the applicable entity, which are authorized to govern the entity and have authority to approve and adopt, among other things, this Agreement and the terms and conditions hereof.

13.1.15 “Effective Date” means the date that a Registration Statement filed pursuant to Section 11.1 of this Agreement is first declared effective by the SEC.

13.1.16 “Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement (or if such Registration Statement becomes unavailable, another Registration Statement) have ceased to be Registrable Securities.

13.1.17 “ETHZilla Ancillary Documents” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by ETHZilla in connection with the transactions contemplated hereby, including, but not limited to the Transaction Documents which ETHZilla is party to.

13.1.18 “ETHZilla Indemnified Parties” means ETHZilla and its Affiliates, each of their respective Representatives and each of the heirs, personal representatives, successors and assigns of any of the foregoing.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.19 “ETHZilla Shares” has the meaning given to such term in Section 2.1.

13.1.20 “Exhibit” means any exhibit attached to this Agreement.

13.1.21 “FCPA” means the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq.

13.1.22 “Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the SEC for the general registration of securities under the Securities Act.

13.1.23 “Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-3.

13.1.24 “Fully-Diluted Capitalization” means the number of shares of outstanding Karus Common Stock on a fully-diluted basis, including (i) conversion or exercise of all securities convertible into or exercisable for Karus Common Stock, including, but not limited to all Common Stock Equivalents, (ii) exercise of all outstanding options and warrants to purchase Karus Common Stock, and (iii) the shares reserved or authorized for issuance under Karus’ existing stock option plan or any stock option plan.

13.1.25 “GAAP” means generally accepted accounting principles in the United States of America as applied consistently with the past practices of Karus.

13.1.26 “Governing Documents” means (i) the articles or certificate of incorporation, or certificate of formation, and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (iv) the limited liability partnership agreement and the certificate or articles of limited liability partnership of a limited liability partnership; (v) the operating agreement or limited liability company agreement and the articles of organization or certificate of formation of a limited liability company; (vi) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (vii) any amendment to any of the foregoing.

13.1.27 “Governmental Entity” means any federal, state, local or foreign government, any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, or any self-regulating body, including a stock exchange, and any related arbitrator.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.28 “Indebtedness” means any obligation or other Liability of Karus under or for any of the following (excluding any trade payable): (a) indebtedness with respect to borrowed money (including if guaranteed or for which a Person is otherwise liable or responsible, including an obligation to assume indebtedness); (b) any obligation evidenced by a note, bond, debenture or similar instrument; (c) swap or hedging contract; (d) capital lease or financial lease (but excluding operating leases); (e) banker acceptance; (f) purchase money mortgage, indenture, deed of trust, or other purchase money lien or conditional sale or other title retention agreement; (g) indebtedness secured by any mortgage, indenture or deed of trust upon any assets; (h) any other deferred purchase price of property or services for which Karus is liable, contingently or otherwise as obligor, guarantor, or otherwise, or in respect of which Karus otherwise assures against loss and (i) any interest, fee or expense accrued relating to any of the foregoing.

13.1.29 “Indemnified Party” means an ETHZilla Indemnified Party or a Karus Indemnified Party, as applicable as defined in Sections 13.1.18 and Error! Reference source not found., respectively.

13.1.30 “Karus Ancillary Documents” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Karus or any Affiliate of Karus to ETHZilla in connection with the transactions contemplated hereby, including, but not limited to the Transaction Documents.

13.1.31 “Karus Contract” means (i) any Contract that generated more than $100,000 in revenue or expenditure during Karus’ most recent fiscal year or is anticipated to generate more than $100,000 in revenue or expenditure during Karus’ current fiscal year; (ii) any employment, severance, change of control or other similar Contract with any of the directors or officers of Karus or its Subsidiaries; (iii) any other Contract (other than purchase orders not issued under any Contract) which is material to the business and operations of Karus and its Subsidiaries and the termination of which would have a Material Adverse Effect.

13.1.32 “Karus Indemnified Parties” means Karus and its Affiliates, each of their respective Representatives and each of the heirs, personal representatives, successors and assigns of any of the foregoing.

13.1.33 “Karus Material Loss” means liabilities in excess of $25,000.

13.1.34 “Karus Series A Preferred Stock” means the $0.00001 par value per share Series A Preferred Stock of Karus, as set forth in the Restated Certificate.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.35 “Karus Schedules” means the various schedules of Karus as described in ARTICLE III.

13.1.36 “Knowledge” means all facts that are known, after reasonable inquiry, (a) with respect to Karus, by Aaron Travis; and (b) with respect to ETHZilla, by the Chief Executive Officer of ETHZilla.

13.1.37 “Laws” means all statutes, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

13.1.38 “Legal Dispute” means any action, suit, arbitration or Proceeding between or among the Parties and their respective Affiliates arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document.

13.1.39 “Liability” means any direct or indirect obligation, indebtedness, commitment, expense, Claim, deficiency, endorsement, debt or other Liability of any kind, whether known or unknown, direct or indirect, accrued or unaccrued, absolute or contingent, disputed or undisputed.

13.1.40 “Licenses” means all material notifications, licenses, permits (including environmental, construction and operation permits), qualifications, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

13.1.41 “Liens” mean all mortgages, liens (statutory or otherwise), pledges, security interests, charges, claims, restrictions, limitations, options, easements, encroachments, rights of first refusal, preemptive rights, conditional sale agreements, or other right to purchase, adverse claims or restrictions or reservations of any kind, including restrictions on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting transfer or any other encumbrance of any kind whatsoever.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.42 “Material Adverse Effect” means any state of facts, change, event, circumstance, effect or occurrence, individually or in the aggregate with other facts, change, event, effect or occurrence, that is or would reasonably likely be materially adverse to the financial condition, results of operations, properties, assets or liabilities (including contingent liabilities), or business of Karus and its Subsidiaries taken as a whole; provided, that none of the following, and no changes, effects, events, circumstances, occurrences or states of facts arising out of or resulting from the following, shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been a Material Adverse Effect, to the extent the following do not materially and disproportionately impact Karus and its Subsidiaries, taken as a whole, compared to other companies in the industry or industries in which Karus operates, in which case the extent of such material and disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes or effects in general economic conditions; (b) changes in Laws or GAAP (or other analogous accounting standards) or the enforcement thereof; (c) changes or effects, including legal, tax or regulatory changes, that generally affect the industry or industry sectors in which Karus and its Subsidiaries operate; (d) any changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; or (e) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement, pendency or performance of this Agreement or the compliance with the provisions thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, but excluding any breach, violation or default, event of default or event of acceleration (or any event or circumstance that with notice, the lapse of time, or both would be or constitute a breach, violation, default, event of default or event of acceleration) or right of first refusal, right of first offer or preferential right that occurs, becomes exercisable or is otherwise triggered upon or as a result of the execution and delivery of this Agreement or any other Transaction Document or the consummation of the Purchase and Subscription.

13.1.43 “Order” means an order, binding determination, writ, injunction, judgment, plan, stipulation or decree.

13.1.44 “Ordinary Course” means (a) the ordinary course of business of Karus and its Subsidiaries and consistent with the past practices of Karus and its Subsidiaries and (b) not required to be authorized by the Director of Karus and its Subsidiaries, or by any Person exercising similar authority; provided, that material violations of Law or a material violation of the contractual rights of third parties shall not be Ordinary Course.

13.1.45 “Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other like Liens incurred in the Ordinary Course and not yet delinquent, and (d) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, easements, mineral leases and reservations, and other minor irregularities in title, none of which could have or are reasonably expected to result in a Material Adverse Effect.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.46 “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

13.1.47 “Platform” has the meaning given to such term in Section 8.2.5.

13.1.48 “Proceeding” means (i) any Claim, cause of action or other proceeding before or filed with a Governmental Entity, (ii) any investigation, inquiry, charge or audit by a Governmental Entity, or (iii) any Order.

13.1.49 “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

13.1.50 “Registrable Securities” means the ETHZilla Shares and any additional shares of ETHZilla Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such ETHZilla Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise, to the extent such shares are eligible for resale registration under the Securities Act; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) when a Registration Statement covering such Registrable Securities becomes or has been declared effective by the SEC and such Registrable Securities have been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Securities have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) when such Registrable Securities have been sold or disposed of in a private transaction; (iv) such Registrable Securities are no longer outstanding; or (v) the date on which the Registrable Securities may be resold without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for ETHZilla to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

13.1.51 “Registration Expenses” means all fees and expenses incident to ETHZilla’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 11.1.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.52 “Registration Statement” means any one or more registration statements of ETHZilla filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of Section 11.1 of this Agreement, including the Prospectus, amendments and supplements to such registration statements, post-effective amendments, and all exhibits and all reports incorporated by reference or deemed to be incorporated by reference in such registration statements.

13.1.53 “Representatives” means, with respect to a Person, such Person’s Affiliates and their respective parents, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

13.1.54 “Restated Certificate” means the Amended and Restated Certificate of Incorporation of Karus, including the rights of the Series A Preferred Stock of Karus, filed with the Secretary of State of Delaware on or around December 1, 2025, which shall be in a form approved by ETHZilla prior to the filing thereof with the Secretary of State of Delaware.

13.1.55 “Rights Agreement” means that certain Series A Preferred Stock Rights Agreement between Karus, ETHZilla and the key holders named therein, in form acceptable to each of the parties thereto.

13.1.56 “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

13.1.57 “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

13.1.58 “Schedule” means any schedule attached to this Agreement.

13.1.59 “SEC” means Securities and Exchange Commission.

13.1.60 “Securities Act” means the Securities Act of 1933, as amended.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.61 “Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities and (c) other fees of the Selling Stockholder.

13.1.62 “Selling Stockholders” means each of Karus and each of the Separate Sellers who are expressly provided registration rights pursuant to the Stock Purchase Agreements.

13.1.63 “Selling Stockholder Questionnaire” means a selling Stockholder questionnaire reasonably adopted by ETHZilla from time to time.

13.1.64 “Separately Purchased Securities” means shares of Karus Common Stock to be purchased by ETHZilla pursuant to the Stock Purchase Agreements with the Separate Sellers, equal to 4% of the Fully-Diluted Capitalization of Karus.

13.1.65 “Separate Sellers” means each of Aaron Travis, James Harrison, Paul Kostoff and Capital Eleven LLC, each a stockholder of Karus.

13.1.66 “Stock Purchase Agreements” means Stock Purchase Agreements, entered into with each of the Separate Sellers, relating to the purchase by ETHZilla of the Separately Purchased Securities from such Separate Sellers.

13.1.67 “Subsidiary” or “Subsidiaries” means any or all Persons of which Karus (or other specified Person) shall own directly or indirectly through another Person, a nominee arrangement or otherwise (a) at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person or (b) a majority of the economic interests of such Person.

13.1.68 “Tax Return” means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns, amended returns, information statements and reports of every kind with respect to Taxes.

13.1.69 “Taxes” means all taxes, assessments, charges, duties, fees, levies and other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, unclaimed property escheat, disability, transfer, sales, use, excise, License, occupation, registration, stamp, premium, environmental, customs duties, alternative or add-on minimum, estimated, gross receipts, value-added and all other taxes of any kind imposed by any Governmental Entity.

ETHZilla and Karus

Purchase and Subscription Agreement

13.1.70 “Tokenize” or “Tokenization” has the meaning given to such terms in Section 8.2.5.

13.1.71 “Transaction Documents” shall mean this Agreement, the Share Registration Form, Karus Certification, and any other agreement contemplated by this Agreement to which ETHZilla or Karus is a party.

ARTICLE XIV.
MISCELLANEOUS PROVISIONS

14.1. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 14.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 14.1, but which acknowledgement of acceptance shall also include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or parties at the address specified below, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

If to ETHZilla:

ETHZilla Corporation

2875 South Ocean Blvd, Suite 200

Palm Beach, FL 33480

McAndrew Rudisill,

Chief Executive Officer

email: mcandrew@ethzilla.com

With copy to (which shall not constitute notice):

The Loev Law Firm, PC

Attn: David M. Loev and John S. Gillies

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Email:dloev@loevlaw.com; and john@loevlaw.com

ETHZilla and Karus

Purchase and Subscription Agreement

If to Karus, to:

Karus, Inc.

Email: aaron@karus.ai

With copy to (which shall not constitute notice to):

Jesse Cuevas
Winston & Strawn LLP
101 California, 21st Floor
San Francisco, CA 94111
jcuevas@winston.com

14.2. Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

14.3. Assignment; Successors in Interest. No assignment or transfer by either Party of such Party’s rights and obligations hereunder shall be made except with the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

14.4. Captions. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

14.5. Publicity. ETHZilla, and no other party, shall control, direct or make any public announcement, including the initial press release, regarding this Agreement and the transactions contemplated hereby except as may be required by applicable Law or by any Governmental Entity; provided, however, if Karus believes they it is required by applicable Law or by any Governmental Entity to make a public statement regarding this Agreement or any of the transactions contemplated hereby such party shall use commercially reasonable efforts to first consult with ETHZilla. Karus shall allow ETHZilla first to review the text of any such public statement.

ETHZilla and Karus

Purchase and Subscription Agreement

14.6. Governing Law; Consent to Jurisdiction; Waiver of Trial By Jury; Etc.14.6.1

1.1.1 This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules.

14.6.2 Each Party hereby irrevocably consents and agrees that each Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in Kent County, Delaware. In that context, and without limiting the generality of the foregoing, each Party hereby irrevocably and unconditionally (i) consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or Proceeding; (ii) waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such court or that any such suit, action or Proceeding that is brought in any such court has been brought in an inconvenient forum; and (iii) waives any objection to service of process effected in accordance with Section 14.1 or any means allowable under Delaware law or procedure. During the period a Legal Dispute is pending before a court, all actions, suits or Proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. In the event a Legal Dispute is brought pursuant to this Section 14.6.2, each Party hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such Party is not subject thereto, (b) such action, suit or Proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or Proceeding is brought in an inconvenient forum or (e) the venue of such action, suit or Proceeding is improper. A final judgment in any action, suit or Proceeding described in this Section 14.6.2 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

14.6.3 EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE KARUS ANCILLARY AGREEMENTS OR THE ETHZILLA ANCILLARY AGREEMENTS OR ANY OTHER TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE KARUS ANCILLARY AGREEMENTS AND THE ETHZILLA ANCILLARY AGREEMENTS AND ANY OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.6.3.

ETHZilla and Karus

Purchase and Subscription Agreement

14.7. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. To the extent permitted by Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

14.8. Amendment. This Agreement may not be amended, modified or supplemented, except by written agreement of the Parties.

14.9. Enforcement of Certain Rights. Except as expressly provided herein nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or Liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof (except as expressly set forth herein).

14.10. Specific Performance; Injunctive Relief. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. It is also agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

14.11. Waivers. Any agreement on the part of either Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by either Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by either Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

ETHZilla and Karus

Purchase and Subscription Agreement

14.12. Integration. THIS AGREEMENT AND THE DOCUMENTS EXECUTED PURSUANT HERETO, INCLUDING THE EXHIBITS AND SCHEDULES HERETO, SUPERSEDE ALL NEGOTIATIONS, AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT THERETO.

14.13. Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

14.14. Transaction Costs. Except as otherwise expressly provided herein, if at all, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

14.15. Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, and references to the singular include the plural; (b) references to any gender include the other genders; (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the terms “day” and “days” mean and refer to calendar day(s); (f) the terms “year” and “years” mean and refer to calendar year(s); and (g) all references in this Agreement to “dollars” or “$” shall mean United States Dollars. Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it. Accounting terms not specifically defined herein shall be construed in accordance with GAAP. The titles, captions, and descriptions of the Schedules attached to this Agreement are included solely for convenience of reference and ease of identification and shall not be deemed to limit, modify, or otherwise affect the interpretation of any provision of this Agreement or the subject matter of the corresponding Sections to which such Schedules relate.

ETHZilla and Karus

Purchase and Subscription Agreement

14.16. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

14.17. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

14.18. Electronic Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

ETHZilla and Karus

Purchase and Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

ETHZilla:

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer

KARUS:

Karus, Inc.

By:	/s/ Aaron Travis
Its:	Chief Executive Officer
Printed Name: Aaron Travis

ETHZilla and Karus

Purchase and Subscription Agreement